CONTACTS:         MEDIA: Tom Gauntt                 INVESTORS: Deanna Whitestone
                  Concentrex Incorporated           Concentrex Incorporated
                  Public Relations                  Investor Relations
                  (503) 274-7280, ex. 2177          (503) 274-7280, ex 2418
                  TGAUNTT@CONCENTREX.COM            DWHITESTONE@CONCENTREX.COM

                  John Pensec                       Victoria P. Weyand
                  John H. Harland Company           John H. Harland Company
                  Director of Corporate             Vice President of
                  Communications                    Communications
                  (770) 593-5543                    (770) 593-5127
                  jpensec@harland.net               vweyand@harland.net

               JOHN H. HARLAND BUYS CONCENTREX FOR $7.00 PER SHARE

PORTLAND, ORE. - JULY 17, 2000--Concentrex Incorporated (NASDAQ: CCTX) announced today that it has reached an agreement with John H. Harland Company (NYSE: JH) under the terms of which Harland will pay approximately $140 million for Concentrex, taking into account the Company's loan obligations and transaction-related expenses. The transaction will take the form of a tender offer of $7.00 per Concentrex share and is expected to close in August. The closing is subject to receiving a majority of Concentrex's outstanding shares in the tender offer, receiving regulatory approval and other closing conditions.

         "There is little overlap between Harland's software division and Concentrex in terms of products, and we believe this acquisition provides the best opportunity for our employees and our customers," said Matt Chapman, Concentrex Chairman and CEO. "Concentrex has been under extreme pressure because of concerns over our financial situation and a transaction of this type was essential for the Company. Getting the benefit of Harland's extremely strong balance sheet and cash generation will address this financial concern, while providing a material premium over the current share price for our shareholders."

         Concentrex also announced today that its second quarter results are expected to be substantially below analyst expectations, and, as a result, it is in default under the loan covenants with its lenders. "Our financial position with our lenders is a principal reason we have chosen to sell the company," added Chapman. Allen & Co. was retained by Concentrex to assist it in pursuing strategic alternatives and served as investment advisor in this transaction.

                                     (more)


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ABOUT CONCENTREX INCORPORATED

Concentrex Incorporated, based in Portland, Oregon, is a leading provider of technology-powered solutions to deliver financial services, including a broad range of traditional software and services integrated with leading e-commerce solutions that already enable its customers to serve more than one million home banking customers. Concentrex serves over 5,000 financial institutions of all types and sizes in the United States. Concentrex has major offices in 11 additional cities across the country. Its World Wide WEB SITE IS WWW.CONCENTREX.COM

ABOUT HARLAND

ATLANTA-BASED JOHN H. HARLAND COMPANY (WWW.HARLAND.NET) is listed on the New York Stock Exchange under the symbol "JH." Harland is a leading provider of checks, financial software and direct marketing to the financial institution market. Scantron Corporation (WWW.SCANTRON.COM), a wholly owned subsidiary, is a leading provider of software services and systems for the collection, management and interpretation of data to the financial, commercial and educational markets.

THIS ANNOUNCEMENT IS NEITHER AN OFFER TO PURCHASE NOR A SOLICITATION OF AN OFFER TO SELL SHARES OF CONCENTREX INCORPORATED. AT THE TIME THE OFFER IS COMMENCED HARLAND WILL FILE A TENDER OFFER STATEMENT WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION (SEC) AND CONCENTREX WILL FILE A SOLICITATION/RECOMMENDATION STATEMENT WITH RESPECT TO THE OFFER. CONCENTREX SHAREHOLDERS ARE ADVISED TO READ THE TENDER OFFER STATEMENT REGARDING THE ACQUISITION OF CONCENTREX REFERENCED IN THIS PRESS RELEASE, AND THE RELATED SOLICITATION/RECOMMENDATION STATEMENT. THE TENDER OFFER STATEMENT (INCLUDING AN OFFER TO PURCHASE, LETTER OF TRANSMITTAL AND RELATED TENDER DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT WILL CONTAIN IMPORTANT INFORMATION WHICH SHOULD BE READ CAREFULLY BEFORE ANY DECISION IS MADE WITH RESPECT TO THE OFFER. THESE DOCUMENTS WILL BE MADE AVAILABLE TO ALL STOCKHOLDERS OF CONCENTREX AT NO EXPENSE TO THEM. THESE DOCUMENTS WILL ALSO BE AVAILABLE AT NO CHARGE ON THE SEC'S WEB SITE AT WWW.SEC.GOV.

THIS PRESS RELEASE CONTAINS STATEMENTS WHICH MAY CONSTITUTE "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. THESE STATEMENTS INCLUDE STATEMENTS REGARDING THE INTENT, BELIEF OR CURRENT EXPECTATIONS OF JOHN H. HARLAND COMPANY, CONCENTREX INCORPORATED AND MEMBERS OF THEIR RESPECTIVE MANAGEMENT, AS WELL AS THE ASSUMPTIONS ON WHICH SUCH STATEMENTS ARE BASED. PROSPECTIVE INVESTORS ARE CAUTIONED THAT ANY SUCH FORWARD-LOOKING STATEMENTS ARE NOT GUARANTEES OF FUTURE PERFORMANCE AND INVOLVE RISKS AND UNCERTAINTIES AND THAT ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTEMPLATED BY SUCH FORWARD-LOOKING STATEMENTS. REFERENCE IS MADE TO THE RISK FACTORS AND CAUTIONARY STATEMENTS OF HARLAND'S FORM 10-K AND FORM 10-Q AND TO CONCENTREX'S SECURITIES AND EXCHANGE COMMISSION REPORTS FILED UNDER THE SECURITIES EXCHANGE ACT.

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